SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------



Date of Report (Date of earliest event reported):  October 31, 1997



                           BANKATLANTIC BANCORP, INC.
             (Exact name of registrant as specified in its charter)






               Florida                              34-027228
  (State or other jurisdiction of           (Commission File Number)
             incorporation)


                                   65-0507804
                      (I.R.S. Employer Identification No.)




                 1750 E. Sunrise Boulevard
                   Fort Lauderdale, Florida                     33304
          (Address of principal executive offices)            (Zip code)



Registrant's telephone number, including area code: 305/760-5000


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


         On October 31, 1997, BankAtlantic Bancorp., Inc., a Florida corporation (the "Registrant") consummated the acquisition of St. Lucie West Holding Corp., a Delaware corporation ("St. Lucie West") pursuant to a Stock Purchase Agreement dated October 31, 1997, by and among BankAtlantic Development Corporation, a Florida corporation and a wholly-owned indirect subsidiary of the Registrant ("BDC"), Morgens Waterfall Income Partners, Restart Partners I, L.P., Restart Partners II, L.P., Restart Partners III, L.P. and Restart Partners IV, L.P. (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement BDC acquired 100% of the outstanding capital stock of St. Lucie West for an aggregate purchase price of approximately $20 million.

     St. Lucie West is the developer of the St. Lucie West Master Planned Community located in St. Lucie County, Florida, a fully-amenitized residential, commercial and industrial development including approximately 3,400 homes and other facilities. St. Lucie West is planned for 12,000 homes and currently owns approximately 2,000 acres.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                           Not applicable.

         (b)      Pro Forma Financial Information [unaudited].

                           Not applicable.

         (c)      Exhibits.

                      99.1     Press  Release  of  the  Registrant   relating
                               to  the   consummation  of  the acquisition of
                               St. Lucie West.

                                                         3--
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 6, 1997                               BANKATLANTIC BANCORP, INC.


                                                          By:/s/ Jasper R. Eanes
                                                          ----------------------
                                                              Jasper R. Eanes
                                                    Executive Vice President and
                                                       Chief Financial Officer

                                  EXHIBIT 99.1


                                                             David Finkelman
                                                           Corp. Communications
FOR IMMEDIATE RELEASE                                        (954) 760-5317

               BANKATLANTIC ACQUIRES ST. LUCIE WEST MASTER PLANNED COMMUNITY

     Fort Lauderdale, Florida, November 3, 1997 - BankAtlantic Bancorp Inc. (NYSE: BBX; Nasdaq: BANC), the holding company for Fort Lauderdale-based BankAtlantic, announced today that BankAtlantic Development Corporation, a wholly-owned subsidiary of BankAtlantic, has acquired St. Lucie West Holding Corporation for an aggregate purchase price of approximately $20 million. St. Lucie West Holding Corporation is the developer of St. Lucie West Master Planned Community located immediately East of I-95 in St. Lucie County, Florida.

     BankAtlantic Bancorp Vice Chairman John "Jack" E. Abdo, who will assume the post of Chairman and CEO of St. Lucie West, said: "The addition of St. Lucie West to our portfolio provides an exciting opportunity to continue to diversify BankAtlantic Bancorp's sources of non-interest income and revenues. St. Lucie West was recently ranked as one of the top ten communities in Florida in terms of residential absorption and sales volume, and we have confidence in the strategic location of St. Lucie West and the continued growth of the Treasure Coast region."

     St. Lucie West is a fully-amenitized residential, commercial and industrial development including approximately 3,400 homes, a major league baseball stadium, utilities, medical care, shopping, banking, educational and religious facilities located within a one-day driving turnaround of 80% of Florida's population.

     St. Lucie West, which is part of Port St. Lucie, has built an identity as an upscale development featuring a country club and golf courses owned and operated by the Professional Golfers' Association (PGA), and a stadium which is the spring training home of the New York Mets. St. Lucie West also has campuses of Florida Atlantic University and Indian River Community College.

     St. Lucie West is planned for 12,000 homes. To date, 3,400 homes have been completed. Major builders in St. Lucie West include Lennar Homes, Hanover Homes, Pulte Homes and a number of area custom homebuilders.

     "The existing management team will continue to operate St. Lucie West," said Mr. Abdo. These include Pete Hegener, President; Tom Babcock, Vice President; and Jim Anderson, CFO.

     Mr. Hegener said, "We are excited about the many resources BankAtlantic offers us and are pleased that BankAtlantic had the confidence and vision to make this investment in St. Lucie West."

         BankAtlantic Bancorp's primary asset is BankAtlantic, which will be the largest financial institution based in Florida after the anticipated NationsBank/Barnett merger. BankAtlantic has assets of approximately $2.8 billion and operates through 62 full-service branches in Broward, Palm Beach, Dade, Sarasota, Lee, Charlotte, Osceola, Flagler and Manatee counties.